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                                                                     EXHIBIT 8.1



                         [LETTERHEAD OF SIDLEY & AUSTIN]

                                  April 6, 2001

Pediatrix Medical Group, Inc.
1301 Concord Terrace
Sunrise, Florida 33323-2825

                  Re:      Pediatrix Medical Group, Inc.
                           Registration Statement on Form S-4

Ladies and Gentlemen:

                  We have acted as special counsel to Pediatrix Medical Group, Inc., a Florida corporation ("Parent"), in connection with (i) the Merger, as defined and described in the Agreement and Plan of Merger dated as of February 14, 2001 (the "Merger Agreement"), among Parent, Infant Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), and Magella Healthcare Corporation, a Delaware corporation (the "Company"), and (ii) the preparation by Parent of the registration statement on Form S-4 filed with the Securities and Exchange Commission (the "Commission") in connection with the Merger (the "Registration Statement"). You have requested our opinion regarding certain of the United States federal income tax consequences of the Merger. Each capitalized term used but not defined herein shall have the meaning ascribed to it in the Merger Agreement.

                  In connection with our opinion, we have examined the Merger Agreement, the Registration Statement and such other documents as we have deemed necessary or appropriate in order to enable us to render our opinion. For purposes of this opinion, we have assumed (i) the validity and accuracy of the documents that we have examined, (ii) that the Merger will be consummated in the manner described in the Merger Agreement and the Registration Statement, (iii) that the representations made by Parent (together with Sub) and the Company in the Representation Letters and in the Merger Agreement are accurate and complete, (iv) that the Merger will be reported by Parent, Sub and the Company on their respective federal income tax returns in a manner consistent with the opinion set forth below, and (v) that the Merger will qualify as a statutory merger under the applicable laws of the State of Delaware. In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Department regulations promulgated
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thereunder, pertinent judicial authorities, interpretative rulings of the
Internal Revenue Service and such other authorities we considered relevant. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time (possibly with retroactive effect). A change in the authorities or the inaccuracy of any of the documents or assumptions on which our opinion is based could affect our conclusions.

                  Based upon the foregoing in our opinion, the Merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and each of Parent, Sub and the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code. Furthermore, in our opinion the statements made in the Registration Statement under the heading "The Merger - Material Federal Income Tax Consequences", to the extent they constitute statements of law or legal conclusions and subject to the limitations contained therein, are correct and describe the material U.S. federal income tax consequences of the Merger to Parent, the Company and the Company's stockholders.

                  Our opinion is limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the Merger or any other transaction. We disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented or assumed herein or any subsequent changes in applicable law, regulations or interpretations thereof.

                  We hereby consent to the discussion of this opinion in the Registration Statement, to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings "Material Federal Income Tax Consequences" and "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

                  We are furnishing this opinion to you solely in connection with the filing of Registration Statement and this opinion is not to be relied on, circulated quoted or otherwise referred to for any other purpose.


                                               Very truly yours,


                                               Sidley & Austin


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